UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2015 (September 21, 2015)
Lucas Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 Gears Road, Suite 780, Houston, Texas	77067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 528-1881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On or around September 17, 2015, Allied Petroleum, Inc. (“Allied”), entered into a Subscription Agreement with, and agreed to purchase 45,546 shares of the restricted common stock (the “Allied Shares”) of, Lucas Energy, Inc. (the “Company”, “we” and “us”), which shares were held in the Company’s treasury, for $2.30 per share (a 17% discount to the $2.78 closing price of the Company’s common stock on September 17, 2015) or $104,756 in aggregate. The closing of the transactions contemplated by the Subscription Agreement was subject to, and contingent upon, the approval of the additional listing of the Allied Shares on the NYSE MKT (the “Listing Approval”). The Listing Approval was received on September 21, 2015, and on such date the Subscription Agreement became binding on the parties. The Company received funds from Allied on September 25, 2015, and plans to issue Allied the Allied Shares shortly after the date of this filing. The principal of Allied is John Chambers, who is also the principal of Silver Star Oil Company, with whom the Company entered into a Non-Revolving Line of Credit Agreement on August 30, 2015, and agreed to sell Silver Star (subject to certain conditions set forth in the line of credit) up to $2.4 million over the following 12 months in the form of convertible promissory notes. The Non-Revolving Line of Credit Agreement and related transaction is described in greater detail in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 1, 2015.

Because the Allied shares were issued from the Company's treasury, the sale did not result in an increase in the Company's total issued shares.

Item 3.02 Unregistered Sales of Equity Securities.

As described above, effective on September 21, 2015, the Company sold 45,546 shares of restricted common stock to Allied pursuant to the terms of the Subscription Agreement. The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) for the sale and issuance pursuant to (a) Section 4(a)(2) of the Securities Act; and/or (b) Rule 506 of the Securities Act, and the regulations promulgated thereunder. With respect to the transaction described above, no general solicitation was made either by us or by any person acting on our behalf. The transaction was privately negotiated, and did not involve any kind of public solicitation. No underwriters or agents were involved in the foregoing sale and issuance and the Company paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificate(s) evidencing the securities will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The recipient made various representations to us regarding its suitability to purchase the securities and knowledge of the risks involved in such purchase pursuant to the Subscription Agreement, including confirming that it was an “accredited investor”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCAS ENERGY, INC.

By: /s/ Anthony C. Schnur
Name: Anthony C. Schnur
Title: Chief Executive Officer

Date: September 25, 2015